UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MARINE PRODUCTS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MARINE PRODUCTS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway, Suite 520, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2007 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 24, 2007, at 12:00 noon, or any adjournment thereof, for the following purposes:

1. To elect three Class III directors to the Board of Directors;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Statement dated March 27, 2007 is attached.

The Board of Directors has fixed the close of business on March 16, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary
Atlanta, Georgia March 27, 2007

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PROXY STATEMENT

This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 27, 2007. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 24, 2007, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote.

CAPITAL STOCK

The outstanding capital stock of the Company on March 16, 2007 consisted of 38,060,028 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 16, 2007, the record date for determining stockholders entitled to notice of, and to vote at the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the holders of shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 69 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors.

The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Exchange Act) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 16, 2007, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)		Percent of Outstanding Shares
R. Randall Rollins	23,859,917	(2)	60.8
Chairman of the Board
2170 Piedmont Road, NE
Atlanta, Georgia

Gary W. Rollins	23,810,210	(3)	60.7
President and Chief Executive Officer, Rollins, Inc.
2170 Piedmont Road, NE
Atlanta, Georgia

FMR Corporation	3,882,300	(4)	9.9
82 Devonshire Street
Boston, Massachusetts

Richard A. Hubbell	1,319,924	(5)	3.4
President and Chief Executive Officer
2801 Buford Highway, Suite 520
Atlanta, Georgia

James A. Lane, Jr.	414,067	(6)	1.1
Executive Vice President and President, Chaparral Boats, Inc.
2801 Buford Highway, Suite 520
Atlanta, Georgia

Ben M. Palmer	259,840	(7)	**
Vice President, Chief Financial Officer and Treasurer
2801 Buford Highway, Suite 520
Atlanta, Georgia

Linda H. Graham	265,836	(8)	**
Vice President and Secretary
2170 Piedmont Road, NE
Atlanta, Georgia

All Directors and Executive Officers as a group	27,561,243	(9)	70.3
(10 persons)

**	Less than one percent

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 106,920 shares of Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 109,296 shares of Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,280 shares of Company Common Stock held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Included herein are options to purchase 225,000 shares of Company Common Stock, which are currently exercisable or will become exercisable within 60 days of March 16, 2007 and 48,000 shares of restricted stock awards for Company Common Stock. This also includes 31,497 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 109,296 shares of Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,280 shares of Company Common Stock held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. This also includes 135,004 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

(5)
Includes 747,995 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 16, 2007, and 82,650 shares of restricted stock awards for Company Common Stock.

(6)
Includes 45,315 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 16, 2007, and 41,000 shares of restricted stock awards for Company Common Stock. This also includes 7,500 shares of Company Common Stock held by his wife, as to which Mr. Lane disclaims any beneficial interest.

(7)
Includes 63,000 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 16, 2007, and 38,250 shares of restricted stock awards for Company Common Stock.

(8)
Includes 76,921 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 16, 2007, and 21,500 shares of restricted stock awards for Company Common Stock.

(9)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common ownership have been included only once. Includes an aggregate of 1,158,231 shares of Company Common Stock that may be purchased by five executive officers upon exercise of options that are currently exercisable or that become exercisable within 60 days of March 16, 2007, and 231,400 shares of restricted stock grants for Company Common Stock awarded and issued to them pursuant to the Company’s 2001 Employee Stock Incentive Plan and the 2004 Stock Incentive Plan.

ELECTION OF DIRECTORS

At the Annual Meeting, Messrs. Wilton Looney, Gary W. Rollins and James A. Lane, Jr., will be nominated to serve as Class III directors. The directors in each class serve for a three-year term. The director nominees will serve in their respective class until their successors are elected and qualified. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws that provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.

The name and age of each of the three director nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by him or her and the percentage of outstanding shares that ownership represents, all as of the close of business on March 16, 2007 (according to information received by the Company), are set out below. Similar information is also provided for those directors whose terms expire in future years.

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)	Percent of Outstanding Shares

Names of Director Nominees

Class III (Current Term Expires 2007, New Term Will Expire 2010)

Wilton Looney	Honorary Chairman of the Board,Genuine Parts Company (automotive parts distributor).	2001 to date	87	1,620		**

Gary W. Rollins (3)	President and Chief Executive Officer of Rollins, Inc. (consumer services).	2001 to date	62	23,810,210	(4)	60.7

James A. Lane, Jr.	Executive Vice President of the Company and President of Chaparral Boats, Inc.	2001 to date	64	414,067	(5)	1.1

Names of Directors Whose Terms Have Not Expired

Class I (Term Expires 2008)

R. Randall Rollins (3)	Chairman of the Board; Chairman of the Board of RPC, Inc. (oil and gas services) effective April 22, 2003; Chairman of the Board and Chief Executive Officer of RPC, Inc. prior to April 22, 2003; Chairman of the Board of Rollins, Inc. (consumer services).	2001 to date	75	23,859,917	(6)	60.8

Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming and Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) and Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	2001 to date	80	363,501	(7)	**

James B. Williams	Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004.	2001 to date	74	54,000		**

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Outstanding Shares

Class I (Term Expires 2009)

Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of RPC,Inc. (oil and gas services) effective April 22, 2003; President and Chief Operating Officer of RPC, Inc. from 1987 to April 21, 2003.	2001 to date	62	1,319,924	(8)	3.4

Linda H. Graham	Vice President and Secretary of the Company since 2001; Vice President and Secretary of RPC, Inc. (oil and gas services) since 1987.	2001 to date	70	265,836	(9)	**

Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	January 25, 2005 to date	70	1,500		**

**	Less than one percent

(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company; R. Randall Rollins: Dover Downs Gaming and Entertainment, Inc. and Dover Motorsports, Inc.; Gary W. Rollins: Genuine Parts Company and Emory University; All of the directors shown in the above table are also directors of RPC, Inc. (“RPC”) and with the exception of Messrs. Hubbell and Lane and Ms. Graham, are also directors of Rollins, Inc. (“Rollins”).

(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)	R. Randall Rollins and Gary W. Rollins are brothers.

(4)	See information contained in footnote (3) to the table appearing in Capital Stock section.

(5)	See information contained in footnote (6) to the table appearing in Capital Stock section.

(6)	See information contained in footnote (2) to the table appearing in Capital Stock section.

(7)
Includes 25,596 shares held in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power, with respect to which he disclaims beneficial interest. Also includes shares held by a wholly owned corporation that owns 405 shares.

(8)	See information contained in footnote (5) to the table appearing in Capital Stock section.

(9)	See information contained in footnote (8) to the table appearing in Capital Stock section.

Our Board of Directors recommends a vote FOR the nominees listed.

CORPARATE GOVERNANCE AND BOARD OF DIRECTORS,
COMMITTEES AND MEETINGS

Board Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2006. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2006. Board members are encouraged to attend the Company’s Annual Stockholder Meetings and all Board members were in attendance at last year’s meeting.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, James B. Williams and Bill J. Dismuke all of whom are independent, as discussed below. The Audit Committee held five meetings during the fiscal year ended December 31, 2006. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of Marine Products. The Audit Committee meets with the Company’s independent registered public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company’s website at www.marineproductscorp.com under the Governance section. A written copy of the charter can be obtained free of charge by writing to the Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams. It held one meeting during the fiscal year ended December 31, 2006. The function of the Compensation Committee is to review the base salary and cash based incentive compensation for all of the executive officers, and to administer the compensation of James A. Lane, Jr. in accordance with the Performance-Based Compensation Agreement. The Compensation Committee also administers the 2001 and 2004 Marine Products Corporation Employee Stock Incentive Plans. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE requirements” below.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams, all of whom are independent, as discussed more fully under “Director Independence and NYSE Requirements.” The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

•	to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•	upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•	to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2006.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. However, it acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.marineproductscorp.com under the Governance section. A written copy of the Corporate Governance Guidelines can be obtained free of charge by writing to the Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s Bylaws. The Committee will consider nominations from stockholders that satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. To date, the Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 24, 2007 are directors standing for re-election.

Director Independence and NYSE Requirements

Controlled Company Exemption

The Company is not required by law or NYSE listing requirements to have a Nominating or Compensation Committee composed of independent directors, nor to have a Board of Directors, the majority of which are independent. Because the Company is a “controlled corporation,” as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions. The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Compensation and Nominating and Governance Committees are also independent directors. The independent directors of the Company are Henry B. Tippie, Wilton Looney, James B. Williams and Bill J. Dismuke.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material.

The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.marineproductscorp.com under the Governance section. These independence guidelines provide that to be independent, a director must not have any relationship that would be considered material under NYSE Standards. In addition, the Company’s Guidelines provide that, except in special circumstances as determined by a majority of the Board, the following relationships are not material:

(i)
If the director, or a member of the director’s immediate family, has received less than one hundred thousand dollars (US $100,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years;

(ii)
If the director is a director or officer, or any member of the director’s immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years;

(iii)
If the director or any member of the director’s immediate family serves as an officer, director, trustee or primary spokesperson of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization’s consolidated gross revenues within the preceding three (3) years;

(iv)
If the director has a relationship with the Company of a type covered by item 404(a) and/or item 407 of the Securities and Exchange Commission’s Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company’s annual Proxy Statement (except for relationships described elsewhere in the Company’s guidelines in which case the other guidelines will govern);

(v)
If the director, or a member of the director’s immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

1.
Mr. Tippie was employed by Rollins from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President - Finance, Secretary, Treasurer and Chief Financial Officer. Messrs. Randall and Gary Rollins are directors and executive officers of Rollins and are part of a group that has voting control of Rollins.

2.	Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children’s Trust include the immediate family members of Gary and Randall Rollins.

4.
Each of Messrs. Dismuke, Looney, Tippie and Williams also serve on the Boards of Rollins, Inc. and RPC, Inc., of which Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part; Mr. Randall Rollins is an executive officer of RPC, Inc.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company’s non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

At the Company’s website at www.marineproductscorp.com, under the Governance section, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions. Copies are also available in print, without charge, to any shareholder who requests one by writing to: The Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.marineproductscorp.com under the Governance section. Copies are also available in print, without charge, to any shareholder who requests one by writing to: The Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

        Mr. Henry B. Tippie
        c/o Internal Audit Department
        Marine Products Corporation
        2801 Buford Highway, Suite 520
        Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.marineproductscorp.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors named above who serve on the Company’s Compensation Committee is or has ever been employees of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

The following table sets forth compensation to the Company’s directors for services rendered as a director. Four of the directors, Messrs. R. Randall Rollins, Richard A. Hubbell, James A. Lane, Jr., and Ms. Linda H. Graham are employees of the Company. Their compensation is set forth in the Summary Compensation Table below under Executive Compensation. The directors listed below have never been employed by the Company or paid a salary or bonus by the Company; have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Total ($)
Henry B. Tippie	63,000	—	—	63,000
James B. Williams	35,000	—	—	35,000
Wilton Looney	35,000	—	—	35,000
Bill J. Dismuke	31,000	—	—	31,000
Gary W. Rollins	21,000	—	—	21,000

(1)	Directors are eligible for grants of stock awards under the Company’s 2004 Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the 2004 SIP.

Under current compensation arrangements, non-management directors each receive an annual retainer fee of $20,000 ($16,000 in 2006). In addition, the Chairman of the Audit Committee receives an annual retainer of $14,000 ($12,000 in 2006), the Chairman of the Compensation Committee receives an annual retainer of $8,000 ($4,000 in 2006), and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of $5,000 ($4,000 in 2006). A director that chairs more than one committee receives a retainer with respect to each committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:

•	For meetings of the Board of Directors, Compensation Committee, Nominating and Governance Committee and Diversity Committee, $1,250 ($1,000 in 2006).

•
For meetings of the Audit Committee, $2,250 ($2,000 in 2006). In addition, the Chairman of the Audit Committee receives an additional $1,250 ($1,000 in 2006) for preparing to conduct each quarterly Audit Committee meeting.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing independent audits of the Company’s consolidated financial statements and management’s assessment that the Company maintained effective control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2006, the Audit Committee:

•	Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accountants for the year ended December 31, 2006;

•
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and independent public accountants prior to their release;

•
Reviewed and discussed with the Company’s management and the independent registered public accountants the audited consolidated financial statements of the Company as of December 31, 2006 and 2005 and for the three years ended December 31, 2006;

•
Reviewed and discussed with the Company’s management and the independent registered public accountants, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2006;

•
Discussed with the independent registered public accountants matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended by SAS 90, “Audit Committee Communications,” the rules of the Securities and Exchange Commission and the standards of the Public Company Accounting Oversight Board (United States); and

•
Received from the independent registered public accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board, and discussed with the registered public accountants the firm’s independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, management’s report on internal control over financial reporting as of December 31, 2006 and the report of the Company’s independent registered public accounting firm on internal control over financial reporting as of December 31, 2006, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and for filing with the Securities and Exchange Commission.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams
Bill J. Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

During the fiscal year ended December 31, 2006, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plans for all the employees.

The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Wilton Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.

The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on its ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to reward growth in sales, net income and increase in shareholder value. The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

The Company’s executive officers are also executive officers of RPC and receive compensation directly from RPC. The members of the Company’s Compensation Committee also constitute the Compensation Committee of RPC. In determining the compensation for the executive officers at the Company, the Committee considers the dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that, the aggregate compensation received from both RPC and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at RPC is contained in its annual Proxy Statement filed with the SEC.

Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily made up of base salary, cash based incentives and stock-based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

We believe a competitive base salary is important to attract, retain and motivate top executives. We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement. Finally, we believe stock-based incentives makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

The Company does not have any formal stock ownership requirements for its executive officers but notes that its directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Base Salary

The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by Marine Products. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels. During 2006, the base salaries of our executive officers, with the exception of Mr. James A. Lane, Jr. were increased to the following amounts: Mr. Richard A. Hubbell: $350,000 ($5,000 increase from 2005); Mr. Ben M. Palmer $175,000 ($25,000 increase from 2005); Mr. R. Randall Rollins: $300,000 ($5,000 increase from 2005); and Ms. Linda H. Graham $115,000 ($15,000 increase from 2005). These increases were subjectively based on increased growth in net sales and recent profit performance of the Company. No increases in base salaries were granted to the executive officers by the Committee in its meeting on January 23, 2007.

Cash Based Incentives

The annual cash based incentive compensation for the executive officers with the exception of Mr. James A. Lane, Jr., is based upon broad performance objectives. The executive officers participate in a variety of individualized performance bonus programs designed by the Committee. These plans all have payouts subjectively based on net sales, net income, budget objectives, and other individual performance objectives. The individual performance objectives relate to each executive officer improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. Bonuses are not made subject to any plan or program, written or unwritten, that is communicated in advance to the executive officers. No specific performance criteria are established in advance, and no specific ranges for bonuses are established in advance. Bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee. Discretionary bonuses were paid in early 2007 to our executive officers for performance during fiscal year ended 2006 in the following amounts: Mr. Richard A. Hubbell: $140,000; Mr. Ben M. Palmer: $88,000; Mr. R. Randall Rollins: $176,000; and Ms. Linda H. Graham: $32,000. Performance based incentive paid to Mr. James A. Lane, Jr. is discussed below.

Mr. James A. Lane, Jr. has a performance based compensation agreement that was approved by the shareholders under which he receives an incentive bonus equal to 10 percent of pre-tax profits of the Company as defined, monthly, determined in accordance with generally accepted accounting principles. Pursuant to this plan, Mr. Lane was paid $3,994,137 for his performance during fiscal year 2006.

Stock-Based Incentive Plans

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options to the executive officers in fiscal year ended 2003 and have no current plans to issue additional stock options. We have never issued any stock appreciation rights. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under the Company’s Stock Incentive Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meetings of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2006 and January 2007 in amounts which are reasonably comparable to grants made in prior years. The number of shares awarded was as follows: Mr. Richard A. Hubbell: 15,000 shares in 2006 (15,000 shares in 2007); Mr. Ben M. Palmer: 6,000 shares in 2006 (6,000 shares in 2007); Mr. R. Randall Rollins: 15,000 shares in 2006 (15,000 shares in 2007); Mr. James A. Lane, Jr.: 10,000 shares in 2006 (10,000 shares in 2007); and Ms. Linda H. Graham: 4,000 shares in 2006 (4,000 shares in 2007). When considering the grant of stock based awards, the Committee gives consideration to our overall performance and the performance of individual employees. It is our expectation to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

All of our restricted stock awards granted since 2004 have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, or retirement on or after age 65), the unvested shares will be forfeited. In the event of a “change in control” of the Company, the Compensation and Stock Incentive Committee has the discretion to accelerate vesting of the shares.

Employment Agreements

There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

The Company maintains a defined benefit pension plan for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all regular full time employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. In lieu thereof, beginning in 2002, the Company began providing enhanced benefits in the form of cash contributions on behalf of certain long-service employees who were 40 to 65 years of age on or before December 31, 2002. These enhanced benefit contributions are discretionary and may be made annually, subject to a participant’s continued employment, for a maximum of seven years. The contributions are made either to the non-qualified Supplemental Retirement Plan (“SRP”) or to the 401(k) Plan for each employee who is entitled to the enhanced benefits. The Company contributed $21,350 towards enhanced benefits for Mr. James A. Lane, Jr., in 2006. Beginning late in 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the SRP.

Other Compensation

Mr. Lane participates in regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans at Chaparral Boats, Inc. Messrs. Hubbell, Palmer and Ms. Graham participate in similar employee benefit programs at RPC.

Mr. Lane is entitled to the use of a Company owned automobile. The Company pays to insure and maintain the automobile. The Company also pays all fuel expenses.

The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2006 have been satisfied.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar year ended December 31, 2006 of those persons who were at December 31, 2006,

•	our Principal Executive Officer and Principal Financial Officer; and

•	our three other executive officers of the Company:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1) 1)	Stock Awards ($) (2)	OptionAwards ($) (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Richard A. Hubbell President and Chief Executive Officer	2006	350,000	140,000	123,210	69,190	—	—	—	682,400

Ben M. Palmer Vice President, Chief Financial Officer and Treasurer	2006	175,000	88,000	65,020	17,910	—	—	—	345,930

R. Randall Rollins Chairman of the Board	2006	300,000	176,000	72,520	72,450	—	—	—	620,970

James A. Lane, Jr. Executive Vice President, and President, Chaparral Boats, Inc.	2006	67,841	—	77,690	65,810	3,994,137	134,014	34,840	4,374,332

Linda H. Graham Vice President and Secretary	2006	115,000	32,000	41,330	8,960	—	—	—	197,290

(1)
Bonuses are determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee, with the exception of Mr. James A. Lane, Jr., who is paid monthly in accordance with his performance-based compensation agreement with the Company.

(2)
These amounts represent aggregate grant date fair value for financial reporting purposes with respect to fiscal year 2006 for prior year option grants and current year and prior year grants of restricted Common Stock awarded under our Stock Incentive Plans, all computed in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 123R. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2006 for a discussion of the assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)	Represents the aggregate change in the actuarial present value of the executive officer’s accumulated benefit under the defined benefit plan during 2006.

(4)	All other compensation includes the following items for:

Mr. James A. Lane, Jr.:
Use of Company provided automobile and related vehicle costs, the cost of club dues, $3,280 of incremental costs to the Company for personal use of Company airplane (calculated based on the actual variable costs to the Company for such usage), 401(k) Plan Company match and contribution towards enhanced benefits of $21,350.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#) (2)	Awards ($) (2)
Richard A. Hubbell	1/24/06	—	—	—	15,000	168,600
Ben M. Palmer	1/24/06	—	—	—	6,000	67,440
R. Randall Rollins	1/24/06	—	—	—	15,000	168,600
James A. Lane, Jr.	1/24/06	—	—	—	10,000	112,400
	1/24/06		3,994,137
Linda H. Graham	1/24/06	—	—	—	4,000	44,960

(1)	Amounts determined monthly in accordance with the performance-based compensation agreement between Mr. James A. Lane, Jr. and the Company.

(2)
These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2006 under our Stock Incentive Plan computed in accordance with SFAS 123R. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2006 for a discussion of assumptions used in this computation. We do not include an estimate of forfeitures as one of our assumptions. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

The table above reflects grants of restricted shares of Common Stock under our Stock Incentive Plan awarded in fiscal year 2006. All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

The Company’s employment contracts with its Chief Executive Officer and the Company’s other executive officers are oral, at will arrangements. All of the executive officers with the exception of Mr. Lane, are eligible for annual cash bonuses which are awarded on an entirely discretionary basis, following a review by the Company’s Compensation Committee of the performance of the Company and the executives for the relevant year. The Compensation Committee’s decisions are based upon broad performance objectives. The Compensation Committee’s current policy is not to award discretionary bonuses to Mr. Lane. However, Mr. Lane is party to the performance-based compensation agreement with the Company, pursuant to which he is entitled to certain payments based on certain criteria. The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted stock awards for Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s Supplemental Retirement Plan. Mr. Lane participates in the regular benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans at Chaparral Boats, Inc. Mr. Lane is also eligible for the Retirement Income Plan that was frozen in March 2002. Messrs. Hubbell, Palmer and Ms. Graham participate in similar employee benefit programs at RPC. For more information on these plans, see “Compensation Discussion and Analysis” at page 12, and “Benefit Plans” at page 20.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the grant date, the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and unexercisable. As we have not issued any stock options in the past three fiscal years, the grant dates for all of these options are from fiscal year ended 2003 and earlier. The table below also sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $11.74 closing price of our Common Stock on December 29, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Hubbell	75,937	—	0.66	1/28/2007	(2)	84,750	(7)	994,970
	189,827	—	1.12	1/27/2008	(2)
	258,167	—	0.61	1/26/2009	(2)
	67,500	—	1.71	4/24/2011	(3)
	150,002	74,998	2.67	1/22/2012	(4)
	33,750	22,500	4.54	1/28/2013	(5)

Ben M. Palmer	37,965	—	1.12	1/27/2008	(2)	54,896	(7)	644,480
	49,355	—	0.61	1/26/2009	(2)
	22,500	—	1.71	4/24/2011	(3)
	36,000	9,000	2.67	1/22/2012	(4)
	13,500	9,000	4.54	1/28/2013	(5)

R. Randall Rollins	88,056	22,014	4.99	1/28/2008	(6)	33,000	(7)	387,420
	91,944	22,986	4.54	1/28/2008	(6)

James A. Lane, Jr.	252	75,000	2.67	1/22/2012	(4)	33,250	(7)	390,360
	33,750	22,500	4.54	1/28/2013	(5)

Linda H. Graham	7,599	—	0.66	1/28/2007	(2)	30,479	(7)	357,820
	15,183	—	1.12	1/27/2008	(2)
	18,988	—	0.61	1/26/2009	(2)
	11,250	—	1.71	4/24/2011	(3)
	18,000	4,500	2.67	1/22/2012	(4)
	6,750	4,500	4.54	1/28/2013	(5)

1.	Unless otherwise noted, all options have ten year terms with vesting as follows: The options vest one-fifth per year beginning on the first anniversary of the grant date.

2.
Represents replacement options issued in connection with the spin-off from RPC on February 28, 2001. These options replaced options to purchase common stock of RPC and retained the vesting schedule of the original grants.

3.	Options granted 04/24/2001.

4.	Options granted 01/22/2002.

5.	Options granted 01/28/2003.

6.	Options granted 01/28/2003 with vesting as follows: The options vest one-fifth per year beginning on the grant date.

7.
The Company has granted employees two forms of restricted stock: time lapse restricted and performance restricted. Time lapse restricted shares vest after a stipulated number of years from the grant date, depending on the terms of the issue. Time lapse restricted shares issued in years 2003 and prior vest after ten years. Time lapse restricted shares issued starting in 2004 vest one-fifth per year beginning on the second anniversary of the grant date. The performance restricted shares are granted, but not earned and issued until certain five-year tiered performance criteria are met. The performance criteria are predetermined market prices of Marine Products common stock. On the date the common stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the performance shares vest five years from the determination date. The Company has not granted performance restricted shares since 2003. Restricted shares granted to the executive officers vest as shown in the table below:

Name	Number of shares granted	Grant Date		Date fully vested
Richard A. Hubbell	13,500	1/28/1997	(8)	1/28/2007
	20,250	1/26/1999	(8)	1/26/2009
	18,000	4/27/2004		4/27/2010
	18,000	1/25/2005		1/25/2011
	15,000	1/24/2006		1/24/2012

Ben M. Palmer	8,100	1/28/1997	(8)	1/28/2007
	17,546	1/27/1998	(8)	1/27/2008
	4,050	1/26/1999	(8)	1/26/2009
	7,200	4/27/2004		4/27/2010
	12,000	1/25/2005		1/25/2011
	6,000	1/24/2006		1/24/2012

R. Randall Rollins	18,000	4/27/2004		4/27/2010
	15,000	1/24/2006		1/24/2012

James A. Lane, Jr.	12,000	4/27/2004		4/27/2010
	11,250	1/25/2005		1/25/2011
	10,000	1/24/2006		1/24/2012

Linda H. Graham	5,400	1/28/1997	(8)	1/28/2007
	8,779	1/27/1998	(8)	1/27/2008
	4,800	4/27/2004		4/27/2010
	7,500	1/25/2005		1/25/2011
	4,000	1/24/2006		1/24/2012

8.
Represents grant date of shares of RPC prior to the spin-off of Marine Products from RPC on February 28, 2001. The shares of Marine Products were issued to replace the RPC restricted stock and retained the vesting schedule of the original grants.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

•	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2006;

•
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•
the number of shares of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2006; and

•	the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	151,864	1,577,870	36,399	485,040
Ben M. Palmer	—	—	9,499	81,830
R. Randall Rollins	—	—	4,500	48,420
James A. Lane, Jr.	37,437	296,880	3,000	32,280
Linda H. Graham	—	—	13,862	238,130

(1)	The shares acquired on exercise of options are restricted for a period of one year from the date of exercise.

BENEFIT PLANS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Retirement Income Plan can be found under Note 10 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2006.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard A. Hubbell	Retirement Income Plan	—	—	—
Ben M. Palmer	Retirement Income Plan	—	—	—
R. Randall Rollins	Retirement Income Plan	—	—	—
James A. Lane, Jr.	Retirement Income Plan	14	555,935	—
Linda H. Graham	Retirement Income Plan	—	—	—

(1)
All of the executive officers with the exception of Mr. James A. Lane, Jr. are eligible to receive benefits under the RPC Retirement Income Plan. The difference in years of credited and actual service for Mr. Lane is due to the freezing of benefit accruals in 2002. See discussion below for further details.

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and IRS mandated compensation limitation. The final average compensation for Mr. James A. Lane, Jr. is $209,612.

The annual benefit payable at the later of retirement age or 65 for Mr. Lane is $48,400. In accordance with the Code (as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), the maximum annual benefit payable to a Retirement Income Plan beneficiary in 2006 was $170,000. Retirement benefits accrued at the end of any calendar year or as of March 31, 2002 will not be reduced or increased by any subsequent changes in the maximum compensation limit.

The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service. Mr. Lane is eligible for early retirement benefits and the amounts payable to him in such an event is calculated using the computation described above reduced by a certain percentage for each incremental month of early retirement.

In 2002, the Company began providing additional benefits on behalf of certain long-service employees in the form of discretionary cash contributions made either to the Company’s 401(k) Plan (which is described below) or SRP as described in the section below titled “Nonqualified Deferred Compensation.” Amounts contributed to the accounts of the Executive Officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 16.

401(k) Plan

Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 ½. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 16.

NON-QUALIFIED DEFERRED COMPENSATION

The SRP has been established as a non-qualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of benefit accruals effective in 2002; this plan also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

Name	Executive contributions in last FY ($) (1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Richard A. Hubbell	—	—	—	—	—
Ben M. Palmer	—	—	—	—	—
R. Randall Rollins	—	—	—	—	—
James A. Lane, Jr.	—	21,350	195,760	—	1,342,600
Linda H. Graham	48,750	—	5,850	—	98,800

(1)
Includes the following amounts related to the base salary for 2006 which have been deferred by the executive officer pursuant to the SRP: Ms. Linda H. Graham: $28,750. The remainder represents deferrals of bonus related to 2005 that were paid in 2006.

(2)
Reflects the amounts for each of the named executive officers which are reported as compensation to such named executive officer in the “All Other Compensation” column of the Summary Compensation Table on page 16.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The deferred amounts are voluntarily funded on a monthly basis; salary and bonus deferrals are generally 100 percent vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the “Benefit Plans” section on page 20. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Non-qualified Deferred Compensation” section on page 21. The table below shows the incremental restricted shares that would become vested as of December 29, 2006 at the closing market price of $11.74 per share for our Common Stock, as of that date in the case of retirement, death or disability.

	Stock Awards
	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock
Richard A. Hubbell
• Retirement	—	—
• Disability	44,960	527,830
• Death	44,960	527,830
Ben M. Palmer
• Retirement	—	—
• Disability	35,950	422,050
• Death	35,950	422,050
R. Randall Rollins
• Retirement	9,792	114,960
• Disability	9,792	114,960
• Death	9,792	114,960
James A. Lane, Jr.
• Retirement	—	—
• Disability	10,122	118,830
• Death	10,122	118,830
Linda H. Graham
• Retirement	18,849	221,290
• Disability	18,849	221,290
• Death	18,849	221,290

Accrued Pay and Regular Retirement Benefits

The amounts shown in the table above do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay.

•	Distributions of plan balances under the 401(k) Plan.

•
The value of option continuation upon termination, as described below. When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) in the following circumstances:

—   Permanent Disability - one year after termination

—   Death - six months after the date of death

—   Normal or Early Retirement - one day less than three months after retirement

The termination of employment for any reason shall not accelerate the vesting of options.

Pension Benefit and Deferred Compensation

The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement. The Retirement Income Plan is described at “Pension Benefits” above. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the “Non-qualified Deferred Compensation” section on page 21.

Change in Control or Severance.

The Company does not have any change in control or severance arrangements for its executives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective February 28, 2001, RPC began providing certain administrative services to the Company. The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from RPC (or from corporations that are subsidiaries of RPC) for such services aggregated approximately $739,000 in 2006.

A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins, who is also a director, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of RPC’s voting power.

Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at www.marineproductscorp.com under the Governance section. All related party transactions for fiscal year ended December 31, 2006 were reviewed, approved and/or ratified by the Nominating & Corporate Governance Committee in accordance with the Code.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Auditor

Grant Thornton served as the Company’s independent registered public accountants for the fiscal years ended December 31, 2006 and 2005. In addition to performing the audit of the Company’s consolidated financial statements, Grant Thornton provided various other services during 2006 and 2005.

The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed by independent registered public accountants are set forth below:

	2006	2005
Audit fees and quarterly reviews (1)	$762,640	$625,000
Audit related fees (2)	4,310	3,200
Tax fees	—	—
All other fees	—	—

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Audit related fees represent fees for the audit of the 401(k) Plan.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accountants for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the year 2006 was attributable to work performed by full-time, permanent employees of the principal accountant.

The Audit Committee is directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent registered public accountants, including resolution of disagreements between management and the independent registered public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of the Stockholders must be received by the Company by November 28, 2007, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the Proxy Statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s 2008 Annual Meeting as to which the proponent fails to notify the Company on or before February 11, 2008. With regard to such stockholder proposals, if the date of the next Annual Meeting of the Stockholders is advanced or delayed more than 30 calendar days from April 24, 2008, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

With respect to stockholder nomination of directors, the Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an Annual Meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s Annual Meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s Bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 25, 2008 and no earlier than December 16, 2007 with respect to directors to be elected at the 2008 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial shareholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $7,000 plus shipping expenses.

MISCELLANEOUS

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, without exhibits, is being mailed to stockholders with this Proxy Statement.

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2007 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2006. Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, at Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Management knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia March 27, 2007

Marine Products Corporation

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DESIGNATION (IF ANY)
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on April 23, 2007.

ADD 2
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Vote by Internet
• Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Class III Directors:	01 - WILTON LOONEY	02 - GARY W. ROLLINS	03 - JAMES A. LANE, Jr.

Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
	01	02	03
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

2. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890	JNT	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
1 U P X	0 1 2 0 4 7 1	140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy — Marine Products Corporation

Proxy Solicited by the Board of Directors of Marine Products Corporation
For Annual Meeting of Stockholders on Tuesday, April 24, 2007, 12:00 Noon

The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2007, at 12:00 Noon at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 2007, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

Please sign on the reverse side, date and return promptly.